                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                         INVESCO DIVIDEND INCOME FUND

A Special Meeting ("Meeting") of Shareholders of Invesco Dividend Income Fund was held on February 1, 2013. The Meeting was held for the following purpose:

(1) Elimination of the Fund's fundamental investment restriction.

The results of the voting on the above matter were as follows:

                                                                                   Votes    Votes   Broker
Matter                                                                 Votes For  Against  Abstain Non-Votes
------                                                                 --------- --------- ------- ---------
(1) Elimination of the Fund's fundamental investment restriction...... 8,913,221 1,126,277 421,911     0

                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                             INVESCO LEISURE FUND

A Joint Special Meeting ("Meeting") of Shareholders of Invesco Leisure Fund was held on April 24, 2013. The Meeting was held for the following purpose:

(1) Approval of an Agreement and Plan of Reorganization.

The results of the voting on the above matter were as follows:

                                                                                  Votes   Votes   Broker
Matter                                                                 Votes For Against Abstain Non-Votes
------                                                                 --------- ------- ------- ---------
(1) Approval of an Agreement and Plan of Reorganization............... 4,087,048 705,437 529,617     0